Joint Filers:

1. Name:	Matthew Lindenbaum
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

2. Name:	Bennett Lindenbaum
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

3. Name:	Basswood Capital Management, L.L.C.
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

4. Name:	Basswood Enhanced Long Short Fund, L.P.
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

5. Name:	Basswood Enhanced Long Short GP, LLC
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

6. Name:	Basswood Opportunity Partners, LP
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

7. Name:	Basswood Opportunity Fund, Inc.
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

8. Name:	Basswood Financial Fund, LP
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

9. Name:	Basswood Financial Fund, Inc.
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

10. Name:	Basswood Financial Long Only Fund, LP
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022